Exhibit 99.1

NEXSTAR MEDIA GROUP DECLARES QUARTERLY CASH DIVIDEND OF $0.45 PER SHARE

IRVING, Texas (October 25, 2019) – Nexstar Media Group, Inc. (Nasdaq: NXST) announced today that its Board of Directors declared a quarterly cash dividend of $0.45 per share of its Class A common stock. The dividend is payable on Friday, November 22, 2019, to shareholders of record on Friday, November 8, 2019.

While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 197 television stations and related digital multicast signals reaching 115 markets or approximately 39% of all U.S. television households (reflecting the FCC’s UHF discount). Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. Nexstar also owns WGN America, a growing national general entertainment cable network and a 31.3% ownership stake in TV Food Network, a top tier cable asset.  For more information please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the benefits of the Tribune Transaction, Nexstar’s future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, Nexstar’s ability to successfully integrate acquired television stations and digital businesses, including Tribune Media (including its ability to realize acquisition synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in Nexstar’s television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, Nexstar’s actual results and financial condition may differ materially from that reflected by the forward-looking statements discussed in this communication. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s Annual Report for the year ended December 31, 2018, Tribune Media’s Annual Report for the year ended December 31, 2018 and each of Nexstar’s and Tribune Media’s subsequent public filings with the Securities and Exchange Commission.

Investor Contacts:

Thomas E. Carter

Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joe Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP and Chief Communications Officer

Nexstar Media Group, Inc.

312/222-3394 or gweitman@nexstar.tv